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                                                                    EXHIBIT 3.6

                                                  Schedule      to the Bye-Laws
                                                        of Global Crossing Ltd.

                          CERTIFICATE OF DESIGNATIONS

                                      OF

                          GLOBAL CROSSING GROUP STOCK

                                      AND

                           GLOBALCENTER GROUP STOCK

     The terms of the authorized Global Crossing Group Stock and GlobalCenter Group Stock of Global Crossing Ltd., a company incorporated under the laws of Bermuda (the "Company"), shall be as set forth below in this Schedule to the Bye-Laws of the Company (this "Schedule").

     The number of authorized shares of Global Crossing Group Stock and of GlobalCenter Group Stock shall be as specified by the Board of Directors from time to time, so long as the number of shares in all classes of Common Stock does not exceed the total number of shares of Common Stock the Company is authorized to issue. Each share of Global Crossing Group Stock and GlobalCenter Group Stock will have a par value of $.01 per share. All shares of Global Crossing Group Stock or GlobalCenter Group Stock repurchased, converted or otherwise re-acquired by the Company shall be retired and canceled and, upon the taking of any action required by applicable law, shall be restored to the status of authorized but unissued shares of Global Crossing Group Stock or GlobalCenter Group Stock, respectively, and may thereafter be reissued.

     All shares of Global Crossing Group Stock and GlobalCenter Group Stock shall be denominated in United States currency, and all payments and distributions thereon or with respect thereto shall be made in United States currency. All references herein to "$" or "dollars" refer to United States currency.

     Section 1. Distributions and Share Dividends.

     Subject to the prior and superior rights of the holders of any shares of preferred stock of the Company ranking prior and superior to the shares of Common Stock, distributions and share dividends may be declared and paid upon any class of Common Stock, upon the terms with respect to each such class, and subject to the limitations provided for below, as the Board of Directors may determine.

     (A) Distributions on Global Crossing Group Stock. Distributions on Global Crossing Group Stock may be declared and paid only out of the lesser of:

       (i) the funds legally available for that purpose; and

       (ii) the Global Crossing Group Available Distribution Amount.

     (B) Distributions on GlobalCenter Group Stock. Distributions on GlobalCenter Group Stock may be declared and paid only out of the lesser of:

       (i) the funds legally available for that purpose; and

       (ii) the GlobalCenter Group Available Distribution Amount.

     (C) Additional Limitations on Distributions and Share Dividends. In addition to the transactions contemplated by Section 4, the Board of Directors may only declare and pay share dividends of shares of Global Crossing Group Stock and GlobalCenter Group Stock (or distributions of Convertible Securities

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   convertible into or exchangeable or exercisable for shares of Global
Crossing Group Stock or GlobalCenter Group Stock) or distributions of assets (including securities) attributed to the Global Crossing Group or the GlobalCenter Group on shares of Common Stock as follows:

       (i) on shares of Global Crossing Group Stock, dividends of shares of Global Crossing Group Stock (or distributions of Convertible Securities convertible into or exchangeable or exercisable for shares of Global Crossing Group Stock) or distributions of assets (including securities) attributed to the Global Crossing Group;

       (ii) on shares of GlobalCenter Group Stock, dividends of shares of GlobalCenter Group Stock (or distributions of Convertible Securities convertible into or exchangeable or exercisable for shares of GlobalCenter Group Stock) or distributions of assets (including securities) attributed to the GlobalCenter Group;

       (iii) on shares of any class of Common Stock (other than Global Crossing Group Stock), dividends of shares of Global Crossing Group Stock (or distributions of Convertible Securities convertible into or exchangeable or exercisable for shares of Global Crossing Group Stock), but only if the sum of:

         (1) the number of shares of Global Crossing Group Stock to be so issued (or the number of such shares which would be issuable upon repurchase, exchange or exercise of any Convertible Securities to be so issued); and

         (2) the number of shares of Global Crossing Group Stock which are issuable upon repurchase, exchange or exercise of any Convertible Securities then outstanding that are attributed to the Group related to the class of Common Stock on which the dividend or distribution is to be so paid is less than or equal to the Number of Shares Issuable with Respect to the Inter-Group Interest in the Global Crossing Group held by such Group;

       (iv) on shares of any class of Common Stock (other than GlobalCenter Group Stock), dividends of shares of GlobalCenter Group Stock (or distributions of Convertible Securities convertible into or exchangeable or exercisable for shares of GlobalCenter Group Stock), but only if the sum of:

         (1) the number of shares of GlobalCenter Group Stock to be so issued (or the number of such shares which would be issuable upon repurchase, exchange or exercise of any Convertible Securities to be so issued); and

         (2) the number of shares of GlobalCenter Group Stock which are issuable upon repurchase, exchange or exercise of any Convertible Securities then outstanding that are attributed to the Group related to the class of Common Stock on which the dividend or distribution is to be so paid is less than or equal to the Number of Shares Issuable with Respect to the Inter-Group Interest in the GlobalCenter Group held by such Group;

       (v) on shares of any class of Common Stock (other than Global Crossing Group Stock), distributions of assets (including securities) attributed to the Global Crossing Group, but only if the sum of:

         (1) the number or amount of such assets (including securities) to be so paid; and

         (2) the number or amount of such assets (including securities), if any, payable upon repurchase, exchange or exercise of any Convertible Securities then outstanding that are attributed to the Group related to the class of Common Stock on which the distribution is to be so paid


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     is equal to the product of:


         (x) the number or amount of such assets (including securities) to be paid concurrently to holders of outstanding Global Crossing Group Stock; and

         (y) a fraction, the numerator of which is equal to the Number of Shares Issuable with Respect to the Inter-Group Interest in the Global Crossing Group held by such Group and the denominator of which is equal to the number of outstanding shares of Global Crossing Group Stock; and

       (vi) on shares of any class of Common Stock (other than GlobalCenter Group Stock), distributions of assets (including securities) attributed to the GlobalCenter Group, but only if the sum of:

         (1) the number or amount of such assets (including securities) to be so paid; and

         (2) the number or amount of such assets (including securities), if any, payable upon repurchase, exchange or exercise of any Convertible Securities then outstanding that are attributed to the Group related to the class of Common Stock on which the distribution is to be so paid is equal to the product of:

         (x) the number or amount of such assets (including securities) to be paid concurrently to holders of outstanding GlobalCenter Group Stock; and

         (y) a fraction, the numerator of which is equal to the Number of Shares Issuable with Respect to the Inter-Group Interest in the GlobalCenter Group held by such Group and the denominator of which is equal to the number of outstanding shares of GlobalCenter Group Stock.

     For purposes of this Section 1(C), any outstanding Convertible Securities that are convertible into or exchangeable or exercisable for any other Convertible Securities which are themselves convertible into or exchangeable or exercisable for any class of Common Stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) shall be deemed to have been repurchased, exchanged or exercised in full for such Convertible Securities.

     (D) Discrimination Between or Among Classes of Common Stock. The Board of Directors, subject to the provisions of this Section 1, may at any time declare and pay distributions and share dividends exclusively on Global Crossing Group Stock, exclusively on GlobalCenter Group Stock, exclusively on Additional Group Stock or on any combination thereof, in equal or unequal amounts, notwithstanding the relationship between the Available Distribution Amount with respect to any particular Group and any other Group, the amount of distributions and share dividends previously declared or paid on any series, the respective voting or liquidation rights of any series or any other factor.

     Section 2. Voting Rights.

     (A) General. Except as otherwise provided by law, by the terms of any outstanding preferred stock or by any provision of the Company's Bye-laws (including all schedules thereto) restricting the power to vote on a specified matter to other shareholders, holders of shares of Common Stock shall collectively have unlimited voting rights. Such voting rights may be allocated among one or more classes of Common Stock pursuant to the terms of such classes as fixed or as determined by the Board of Directors in a manner permitted by law. All classes of Common Stock shall vote thereon together as a single class, except as otherwise provided by law, by Section 2(B) or by a Certificate of Designations creating another class of Common Stock.

     (B) Class Votes. The affirmative vote of the majority of votes cast by the holders of shares of Global Crossing Group Stock or GlobalCenter Group Stock, as the case may be, voting as a class, in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting, shall be required to do any of the following:


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       (i) increase or decrease (but not below the number of shares of such class of Common Stock then outstanding) the number of authorized shares of such class of Common Stock, other than an increase in the number of authorized shares of such class of Common Stock required to effectuate a conversion of shares of one class of Common Stock into another class of Common Stock pursuant to Section 4 or a distribution to holders of Global Crossing Group Stock of all or a portion of its Inter-Group Interest in the GlobalCenter Group; or

       (ii) make any amendment to the terms of such class of Common Stock as set forth in this Certificate of Designations.

     (C) Number of Votes for Each Class of Common Stock. On each matter to be voted on by the holders of all classes of Common Stock voting together as a single class, the number of votes per share of each class shall be as follows:

       (i) each outstanding share of Global Crossing Group Stock shall have one vote;

       (ii) each outstanding share of GlobalCenter Group Stock shall have a number of votes equal to the quotient of the average Market Value of one share of GlobalCenter Group Stock during the 20-trading day period ending on the tenth trading day prior to the record date for determining the holders of stock entitled to vote, divided by the average Market Value of one share of Global Crossing Group Stock during the same period; provided that if this calculation results in the holders of GlobalCenter Group Stock holding more than 25% of the total voting power of all outstanding shares of Common Stock, the vote of each share of GlobalCenter Group Stock shall be reduced so that all of the outstanding shares of GlobalCenter Group Stock represent 25% of the total voting power of all outstanding shares of Common Stock, except where the outstanding shares of Global Crossing Group Stock have been converted into shares of GlobalCenter Group Stock, in which case the foregoing limitation on the voting power of holders of GlobalCenter Group Stock shall not apply;

       (iii) each outstanding share of any class of Additional Group Stock shall have a number of votes (including a fraction of one vote), or be not entitled to be voted with shares of other classes of Common Stock, as may be set forth in or determined pursuant to the Certificate of Designations creating such class of Additional Group Stock;

   Notwithstanding the foregoing provisions of this Section 2(C), if shares of only one class of Common Stock are outstanding on the record date for determining the holders of Common Stock entitled to vote on any matter, then each share of that class shall be entitled to one vote and, if any class of Common Stock is entitled to vote as a separate class with respect to any matter, each share of that class shall, for purpose of such vote, be entitled to one vote on such matter.

     Section 3. Liquidation Rights.

     (A) General. In the event of any voluntary or involuntary dissolution of the Company, after payment or provision for payment of the debts and other liabilities of the Company and after making provision for preferred stock prior and superior to Common Stock as to payments upon dissolution (regardless of the Group to which such shares of the preferred stock were attributed), the holders of Global Crossing Group Stock, GlobalCenter Group Stock and each series of Additional Group Stock then outstanding shall be entitled to receive out of the net assets, if any, of the Company remaining for distribution to holders of Common Stock (regardless of the Group to which such assets are then attributed) an amount on a per share basis in proportion to the respective liquidation units per share of such series. For purposes of this Section 3, neither the voluntary sale, lease, exchange or other disposition of all or substantially all of the property or assets of the Company or a consolidation or merger of the Company or a share exchange by the Company with one or more other corporations (whether or not the Company is the corporation surviving such consolidation or merger) or the acquiring company in such share exchange nor any transaction or event pursuant to Section 4 or transaction or event involving any series of Additional Group Stock pursuant to comparable provisions creating such series of Additional Group Stock shall be deemed a voluntary or involuntary dissolution of the Company for purposes of this
Section 3.


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     (B) Liquidation Units for Each Class of Common Stock. The liquidation units for share of each class of Common Stock shall be as follows:

       (i) each share of Global Crossing Group Stock shall have one liquidation unit;

       (ii) each share of GlobalCenter Group Stock shall have . liquidation units; and

       (iii) each share of any class of Additional Group Stock shall have the number of liquidation units (including a fraction of one liquidation unit) as may be set forth in or determined pursuant to the Certificate of Designations creating such class of Additional Group Stock;

   provided that, if the Company shall in any manner subdivide (by stock split, reclassification or otherwise) or combine (by reverse stock split, reclassification or otherwise) the outstanding shares of any class of Common Stock, or declare and pay a dividend in shares of any class of Common Stock to holders of such class, the per share liquidation units of the class of Common Stock, as adjusted from time to time, shall be appropriately adjusted, as determined by the Board of Directors, so as to avoid any dilution in the aggregate, relative liquidation rights of the shares of any class of Common Stock.

     Section 4. Conversion or Repurchase of, and Special Distributions on, Global Crossing Group Stock and GlobalCenter Group Stock.

     (A) Conversion of Global Crossing Group Stock at Company's Option at Any Time or if a Tax Event Occurs. The Board of Directors may at any time declare that each outstanding share of Global Crossing Group Stock shall be converted, as of the Conversion Date set forth in a notice delivered in accordance with
Section 4(H)(v)(2), into a number of fully paid and nonassessable shares of GlobalCenter Group Stock or, if so determined by the Board of Directors, Additional Group Stock equal to the applicable percentage set forth in the following sentence of the ratio, rounded to the nearest 1/10,000 (.0001), of the average Market Value of one share of Global Crossing Group Stock over the period of 20 consecutive Trading Days ending on the fifth Trading Day immediately preceding the date of the notice of conversion required by Section 4(H)(v) to the average Market Value of one share of GlobalCenter Group Stock or Additional Group Stock, as applicable, during the same 30-Trading Day period; provided that the Board of Directors may only declare that the Global Crossing Group Stock shall be so converted, if, as of the close of business on such fifth Trading Day, the Market Capitalization of the Global Crossing Group Stock shall be less than the Market Capitalization of the GlobalCenter Group Stock or the Additional Group Stock, as applicable. The applicable percentage referred to in the preceding sentence shall equal:

         (1) if a Tax Event has not occurred,

           (a) prior to the first anniversary of the Initial Issuance
      Date, 120%;

           (b) beginning on the first anniversary of the Initial Issuance Date and prior to the second anniversary of the Initial Issuance Date, 115%; and

           (c) beginning on the second anniversary of the Initial Issuance Date, 110%; or

         (2) if a Tax Event has occurred, 100%.

     (B) Repurchase of Global Crossing Group Stock for Global Crossing Subsidiary Stock. At any time at which all of the assets and liabilities attributed to the Global Crossing Group (and no other businesses, assets, properties or liabilities of the Company or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Company (each, a "Global Crossing Subsidiary"), the Board of Directors may, provided that there are funds legally available for the purpose:

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       (i) if the Aggregate Number of Shares Issuable with Respect to the
  Inter-Group Interest in the Global Crossing Group is zero and the Global Crossing Group does not hold an Inter-Group Interest in any other Group, repurchase all of the outstanding shares of Global Crossing Group Stock, on the Repurchase Date set forth in a notice delivered in accordance with
  Section 4(H)(vi), for all of the shares of common stock of each Global Crossing Subsidiary as will be outstanding immediately following such repurchase of shares;

       (ii) if the Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest in the Global Crossing Group is greater than zero and the Global Crossing Group does not hold an Inter-Group Interest in any other Group, repurchase all of the outstanding shares of Global Crossing Group Stock, on the Repurchase Date set forth in a notice delivered in accordance with Section 4(H)(vi), for a number of shares of common stock of each Global Crossing Subsidiary equal to the product of:

         (x) the Outstanding Interest Fraction with respect to Global Crossing Group Stock, and

         (y) the number of shares of common stock of each Global Crossing Subsidiary as will be outstanding immediately following such repurchase of shares;

       (iii) if the Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest in the Global Crossing Group is zero and the Global Crossing Group holds an Inter-Group Interest in any other Group, repurchase all of the outstanding shares of Global Crossing Group Stock, on the Repurchase Date set forth in a notice delivered in accordance with Section 4(H)(vi), for:

         (1) all of the shares of common stock of each Global Crossing Subsidiary as will be outstanding immediately following such repurchase of shares; and

         (2) for each Group in respect of which the Global Crossing Group holds an Inter-Group Interest, the related Number of Shares Issuable with Respect to the Inter-Group Interest in each such Group held by the Global Crossing Group; or

       (iv) if the Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest for the Global Crossing Group is greater than zero and the Global Crossing Group holds an Inter-Group Interest in any other Group, repurchase all of the outstanding shares of Global Crossing Group Stock, on the Repurchase Date set forth in a notice delivered in accordance with
  Section 4(H)(vi), for:

         (1) a number of shares of common stock of each Global Crossing Subsidiary equal to the product of:

           (x) the Outstanding Interest Fraction with respect to Global Crossing Group Stock; and

           (y) the number of shares of common stock of each Global Crossing Subsidiary as will be outstanding immediately following such repurchase of shares; and

         (2) for each Group in respect of which the Global Crossing Group holds an Inter-Group Interest, the related Number of Shares Issuable with Respect to the Inter-Group Interest in each such Group held by the Global Crossing Group.

   The shares of common stock of each Global Crossing Subsidiary and the shares of Common Stock equal to the Number of Shares Issuable with Respect to the Inter-Group Interest in any Group held by the Global Crossing Group to be delivered to the holders of shares of Global Crossing Group Stock on any Repurchase Date may be delivered either directly or indirectly through the delivery of shares of another Global Crossing Subsidiary that owns directly or indirectly all such shares, and such shares shall be divided among the holders of Global Crossing Group Stock pro rata in accordance with the number of shares of Global Crossing Group Stock held by each such holder on such Repurchase Date. Each share of common stock of each Global Crossing Subsidiary and share of Common Stock in respect of such Number of Shares Issuable with Respect to the Inter-Group Interest shall be, upon such delivery, fully paid and nonassessable.

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     (C) Special Distributions on, and Conversion and Repurchase of, Global
Crossing Group Stock if a Disposition of All or Substantially All Assets of the Global Crossing Group Occurs. (i) In the event of the Disposition, in one transaction or a series of related transactions (other than in one or a series of Excluded Transactions), by the Company and/or its subsidiaries of all or substantially all of the business, properties and assets attributed to the Global Crossing Group, the Company shall, on or prior to the 95th Trading Day after the Disposition Date, as the Board of Directors shall have determined in its sole discretion:

         (1) provided that there are funds legally available for the purpose:

           (a) subject to compliance with Section 1, pay to the holders of the shares of Global Crossing Group Stock a distribution pro rata in accordance with the number of shares of Global Crossing Group Stock held by each such holder, in cash and/or securities or other property having a Fair Value as of the Disposition Date in the aggregate equal to the product of:

                   (x) the Outstanding Interest Fraction with respect to
              Global Crossing Group Stock as of the record date for determining holders entitled to receive such distribution; and

                   (y) the Fair Value as of the Disposition Date of the Net
              Proceeds of such Disposition; or

           (b) (I) subject to the last sentence of this Section 4(C)(i), if such Disposition involves all (not merely substantially all) of the business, properties and assets attributed to the Global Crossing Group, repurchase as of the Repurchase Date set forth in a notice delivered in accordance with Section 4(H)(iii)(2), all outstanding shares of Global Crossing Group Stock for cash and/or securities (other than shares of a class of Common Stock of the Company) or other property having a Fair Value as of the Disposition Date in the aggregate equal to the product of:

                   (x) the Outstanding Interest Fraction with respect to
              Global Crossing Group Stock as of such Repurchase Date; and

                   (y) the Fair Value as of the Disposition Date of the Net
              Proceeds of such Disposition; or

           (II) subject to the last sentence of this Section 4(C)(i), if such Disposition involves substantially all (but not all) of the business, properties and assets attributed to the Global Crossing Group, repurchase as of the Repurchase Date set forth in a notice delivered in accordance with Section 4(H)(iv)(2), the number of whole shares of Global Crossing Group Stock equal to the lesser of:

                   (x) the number of shares of Global Crossing Group Stock
              outstanding; and

                   (y) such number of shares of Global Crossing Group Stock as have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the 26th Trading Day immediately succeeding the Disposition Date closest to the product of:

                   (xx) the Outstanding Interest Fraction with respect to
                 Global Crossing Group
                 Stock as of the record date for determining shares selected for repurchase; and

                   (yy) the Fair Value as of the Disposition Date of the Net
                 Proceeds of such Disposition,

         for, on a pro rata basis, cash and/or securities (other than shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to such product; or


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         (2) declare that each outstanding share of Global Crossing Group
    Stock shall be converted as of the Conversion Date set forth in a notice delivered in accordance with Section 4(H)(v)(2), for a number of fully paid and nonassessable shares of GlobalCenter Group Stock or, if so determined by the Board of Directors, Additional Group Stock equal to the applicable percentage set forth in Section 4(A) of the ratio, rounded to the nearest 1/10,000 (.0001), of the average Market Value of one share of Global Crossing Group Stock over the period of ten consecutive Trading Days beginning on the 26th Trading Day following the Disposition Date to the average Market Value of one share of GlobalCenter Group Stock or such Additional Group Stock during the same ten-Trading Day period.

   Notwithstanding the foregoing provisions of this Section 4(C)(i), the Company shall repurchase shares of Global Crossing Group Stock as provided by
Section 4(C)(i)(1)(b)(I) or (II) only if the amount to be paid to repurchase such stock is less than or equal to the Global Crossing Group Available Distribution Amount as of the Repurchase Date.

       (ii) For purposes of this Section 4(C):

         (1) as of any date, "substantially all of the business, properties and assets" attributed to the Global Crossing Group shall mean a portion of such business, properties and assets that represents at least 80% of the Fair Value of the properties and assets attributed to the Global Crossing Group as of such date;

         (2) in the case of a Disposition of the business, properties and assets attributed to the Global Crossing Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

         (3) the Board of Directors may pay any dividend or repurchase price referred to in Section 4(C)(i) in cash, securities (other than shares of a class or class of Common Stock of the Company) or other property, regardless of the form or nature of the proceeds of the Disposition.

       (iii) After the payment of any distribution or repurchase price with respect to the Global Crossing Group Stock as provided for by Section 4(C)(i)(1), the Board of Directors may declare that each share of Global Crossing Group Stock remaining outstanding shall be converted, but only as of a Conversion Date set forth in a notice delivered in accordance with
  Section 4(H)(v)(2), prior to the second anniversary of the payment of such distribution or repurchase price, into a number of fully paid and nonassessable shares of GlobalCenter Group Stock or, if so determined by the Board of Directors, Additional Group Stock equal to 110% of the ratio, rounded to the nearest 1/10,000 (.0001), of the average Market Value of one share of Global Crossing Group Stock during the period of 20 consecutive Trading Days ending on the fifth Trading Day immediately preceding the date of the notice of such conversion required by Section 4(H)(v) to the average Market Value of one share of GlobalCenter Group Stock or such Additional Group Stock, as applicable, during the same 20-Trading Day period.

     (D) Conversion of GlobalCenter Group Stock at Company's Option at Any Time or if a Tax Event Occurs. The Board of Directors may at any time declare that each outstanding share of GlobalCenter Group Stock shall be converted, as of the Conversion Date set forth in a notice delivered in accordance with
Section 4(H)(v)(2), into a number of fully paid and nonassessable shares of Global Crossing Group Stock or, if so determined by the Board of Directors, Additional Group Stock equal to the applicable percentage set forth in the following sentence of the ratio, rounded to the nearest 1/10,000 (.0001), of the average Market Value of one share of GlobalCenter Group Stock over the period of 20 consecutive Trading Days ending on the fifth Trading Day immediately preceding the date of the notice of conversion required by Section 4(H)(v) to the average Market Value of one share of Global Crossing Group Stock or Additional Group Stock, as applicable, during the same 30-Trading Day period; provided that the Board of Directors may only declare that the GlobalCenter Group Stock shall be so converted, if, as of the close of business on such fifth Trading Day, the Market Capitalization of the GlobalCenter Group Stock shall be less than the Market Capitalization of the Global

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   Crossing Group Stock or the Additional Group Stock, as applicable. The applicable percentage referred to in the preceding sentence shall equal:

         (1) if a Tax Event has not occurred,

           (a) prior to the first anniversary of the Initial Issuance
      Date, 120%;

           (b) beginning on the first anniversary of the Initial Issuance Date and prior to the second anniversary of the Initial Issuance Date, 115%; and

           (c) beginning on the second anniversary of the Initial Issuance Date, 110%; or

         (2) if a Tax Event has occurred, 100%.

     (E) Repurchase of GlobalCenter Group Stock for GlobalCenter Subsidiary Stock. At any time at which all of the assets and liabilities attributed to the GlobalCenter Group (and no other businesses, assets, properties or liabilities of the Company or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Company (each, a "GlobalCenter Subsidiary"), the Board of Directors may, provided that there are funds legally available for the purpose:

       (i) if the Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest in the GlobalCenter Group is zero and the GlobalCenter Group does not hold an Inter-Group Interest in any other Group, repurchase all of the outstanding shares of GlobalCenter Group Stock, on the Repurchase Date set forth in a notice delivered in accordance with Section 4(H)(vi), for all of the shares of common stock of each GlobalCenter Subsidiary as will be outstanding immediately following such repurchase of shares;

       (ii) if the Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest in the GlobalCenter Group is greater than zero and the GlobalCenter Group does not hold an Inter-Group Interest in any other Group, repurchase all of the outstanding shares of GlobalCenter Group Stock, on the Repurchase Date set forth in a notice delivered in accordance with Section 4(H)(vi), for a number of shares of common stock of each GlobalCenter Subsidiary equal to the product of:

         (x) the Outstanding Interest Fraction with respect to GlobalCenter Group Stock, and

         (y) the number of shares of common stock of each GlobalCenter Subsidiary as will be outstanding immediately following such repurchase of shares;

       (iii) if the Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest in the GlobalCenter Group is zero and the GlobalCenter Group holds an Inter-Group Interest in any other Group, repurchase all of the outstanding shares of GlobalCenter Group Stock, on the Repurchase Date set forth in a notice delivered in accordance with Section 4(H)(vi), for:

           (1) all of the shares of common stock of each GlobalCenter Subsidiary as will be outstanding immediately following such repurchase of shares; and

           (2) for each Group in respect of which the GlobalCenter Group holds an Inter-Group Interest, the related Number of Shares Issuable with Respect to the Inter-Group Interest in each such Group held by the GlobalCenter Group; or

       (iv) if the Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest for the GlobalCenter Group is greater than zero and the GlobalCenter Group holds an Inter-Group Interest in any other Group, repurchase all of the outstanding shares of GlobalCenter Group Stock, on the Repurchase Date set forth in a notice delivered in accordance with
  Section 4(H)(vi), for:

           (1) a number of shares of common stock of each GlobalCenter Subsidiary equal to the product of:

                   (x) the Outstanding Interest Fraction with respect to
              GlobalCenter Group Stock; and

                   (y) the number of shares of common stock of each
              GlobalCenter Subsidiary as will be outstanding immediately following such repurchase of shares; and

           (2) for each Group in respect of which the GlobalCenter Group holds an Inter-Group Interest, the related Number of Shares Issuable with Respect to the Inter-Group Interest in each such Group held by the GlobalCenter Group.

   The shares of common stock of each GlobalCenter Subsidiary and the shares of Common Stock equal to the Number of Shares Issuable with Respect to the Inter-Group Interest in any Group held by the GlobalCenter Group to be delivered to the holders of shares of GlobalCenter Group Stock on any Repurchase Date may be delivered either directly or indirectly through the delivery of shares of another GlobalCenter Subsidiary that owns directly or indirectly all such shares, and such shares shall be divided among the holders of GlobalCenter Group Stock pro rata in accordance with the number of shares of GlobalCenter Group Stock held by each such holder on such Repurchase Date. Each share of common stock of each GlobalCenter Subsidiary and share of Common Stock in respect of such Number of Shares Issuable with Respect to the Inter-Group Interest shall be, upon such delivery, fully paid and nonassessable.

     (F) Special Distributions on, and Conversion and Repurchase of, GlobalCenter Group Stock if a Disposition of All or Substantially All Assets of the GlobalCenter Group Occurs. (i) In the event of the Disposition, in one transaction or a series of related transactions (other than in one or a series of Excluded Transactions), by the Company and/or its subsidiaries of all or substantially all of the business, properties and assets attributed to the GlobalCenter Group, the Company shall, on or prior to the 95th Trading Day after the Disposition Date, as the Board of Directors shall have determined in its sole discretion:

         (1) provided that there are funds legally available for the purpose:

           (a) subject to compliance with Section 1, pay to the holders of the shares of GlobalCenter Group Stock a distribution pro rata in accordance with the number of shares of GlobalCenter Group Stock held by each such holder, in cash and/or securities or other property having a Fair Value as of the Disposition Date in the aggregate equal to the product of:

                   (x) the Outstanding Interest Fraction with respect to
              GlobalCenter Group Stock as of the record date for determining holders entitled to receive such distribution; and

                   (y) the Fair Value as of the Disposition Date of the Net
              Proceeds of such Disposition; or

           (b) (I) subject to the last sentence of this Section 4(F)(i), if such Disposition involves all (not merely substantially all) of the business, properties and assets attributed to the GlobalCenter Group, repurchase as of the Repurchase Date set forth in a notice delivered in accordance with Section 4(H)(iii)(2), all outstanding shares of GlobalCenter Group Stock in exchange for cash and/or securities (other than shares of a class or class of Common Stock of the Company) or other property having a Fair Value as of the Disposition Date in the aggregate equal to the product of:

                   (x) the Outstanding Interest Fraction with respect to
              GlobalCenter Group Stock as of such Repurchase Date; and

                   (y) the Fair Value as of the Disposition Date of the Net
              Proceeds of such Disposition; or

           (II) subject to the last sentence of this Section 4(F)(i), if such Disposition involves substantially all (but not all) of the business, properties and assets attributed to the GlobalCenter Group, repurchase as of the Repurchase Date set forth in a notice delivered in accordance with Section 4(H)(iv)(2), the number of whole shares of GlobalCenter Group Stock equal to the lesser of:

                   (x) the number of shares of GlobalCenter Group Stock
              outstanding; and

                   (y) such number of shares of GlobalCenter Group Stock as
              have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the 26th Trading Day immediately succeeding the Disposition Date closest to the product of:

                   (xx) the Outstanding Interest Fraction with respect to
                 GlobalCenter Group Stock as of the record date for determining shares selected for repurchase; and

                   (yy) the Fair Value as of the Disposition Date of the Net
                 Proceeds of such Disposition,

       for, on a pro rata basis, cash and/or securities (other than shares of a class or class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to such product; or

         (2) declare that each outstanding share of GlobalCenter Group Stock shall be converted as of the Conversion Date set forth in a notice delivered in accordance with Section 4(H)(v)(2), into a number of fully paid and nonassessable shares of Global Crossing Group Stock or, if so determined by the Board of Directors, Additional Group Stock equal to the applicable percentage set forth in Section 4(D) of the ratio, rounded to the nearest 1/10,000 (.0001), of the average Market Value of one share of GlobalCenter Group Stock over the period of ten consecutive Trading Days beginning on the 26th Trading Day following the Disposition Date to the average Market Value of one share of Global Crossing Group Stock or such Additional Group Stock during the same ten-Trading Day period.

   Notwithstanding the foregoing provisions of this Section 4(F)(i), the Company shall repurchase shares of GlobalCenter Group Stock as provided by
Section 4(F)(i)(1)(b)(I) or (II) only if the amount to be paid to repurchase such stock is less than or equal to the GlobalCenter Group Available Distribution Amount as of the Repurchase Date.

       (ii) For purposes of this Section 4(F):

         (1) as of any date, "substantially all of the business, properties and assets" attributed to the GlobalCenter Group shall mean a portion of such business, properties and assets that represents at least 80% of the Fair Value of the properties and assets attributed to the GlobalCenter Group as of such date;

         (2) in the case of a Disposition of the business, properties and assets attributed to the GlobalCenter Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

         (3) the Board of Directors may pay any dividend or repurchase price referred to in Section 4(F)(i) in cash, securities (other than shares of a class or class of Common Stock of the Company) or other property, regardless of the form or nature of the proceeds of the Disposition.

       (iii) After the payment of any distribution or repurchase price with respect to the GlobalCenter Group Stock as provided for by Section 4(F)(i)(1), the Board of Directors may declare that each share of GlobalCenter Group Stock remaining outstanding shall be converted, but only as of a Conversion Date set forth in a notice delivered in accordance with Section 4(H)(v)(2), prior to the second anniversary of the payment of such distribution or repurchase price, into a number of fully paid and nonassessable shares of Global Crossing Group Stock or, if so determined by the Board of Directors, Additional Group Stock equal to 110% of the ratio, rounded to the nearest 1/10,000 (.0001), of the average Market Value of one share of GlobalCenter Group Stock during the period of 20 consecutive Trading Days ending on the fifth Trading Day immediately preceding the date of the notice of such conversion required by Section 4(H)(v) to the average Market Value of one share of Global Crossing Group Stock or such Additional Group Stock, as applicable, during the same 20-Trading Day period.

     (G) Treatment of Convertible Securities. After any Repurchase Date or Conversion Date on which all outstanding shares of either Global Crossing Group Stock or GlobalCenter Group Stock are repurchased or converted, any share of such class of Common Stock of the Company that is to be issued on conversion, exchange or exercise of any Convertible Securities shall, immediately upon such conversion, exchange or exercise and without any notice from or to, or any other action on the part of, the Company or its Board of Directors or the holder of such Convertible Security:

       (i) in the event the shares of such class of Common Stock outstanding on such Repurchase Date were repurchased pursuant to Section 4(B), Section 4(C)(i)(1)(b), Section 4(E) or Section 4(F)(i)(1)(b), be repurchased, to the extent of funds legally available therefor, for $.01 per share in cash for each share of such class of Common Stock that otherwise would be issued upon such conversion, exchange or exercise; or

       (ii) in the event the shares of such class of Common Stock outstanding on such Conversion Date were converted into shares of another class of Common Stock pursuant to Section 4(A), Section 4(C)(i)(2), Section 4(C)(iii), Section 4(D), Section 4(F)(i)(2) or Section 4(F)(iii), be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Company that shares of such class of Common Stock would have received had such shares been converted and outstanding on such Conversion Date.

   The provisions of the immediately preceding sentence of this Section 4(G) shall not apply to the extent that other adjustments in respect of such conversion, exchange or repurchase of a class of Common Stock are otherwise made pursuant to the provisions of such Convertible Securities.

     (H) Notice and Other Provisions. (i) Not later than the 20th Trading Day following the Disposition Date referred to in Section 4(C)(i) or Section 4(F)(i), the Company shall announce publicly by press release:

         (1) the Net Proceeds of such Disposition;

         (2) the number of shares outstanding of the class of Common Stock related to the Group subject to such Disposition;

         (3) the number of shares of such class of Common Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof; and

         (4) if applicable for the Group subject to such Disposition, the Outstanding Interest Fraction for the class of Common Stock relating to such Group on the date of such notice.

   Not earlier than the 36th Trading Day and not later than the 40th Trading Day following the Disposition Date, the Company shall announce publicly by press release which of the actions specified in Section 4(C)(i) or Section 4(F)(i), as the case may be, it has irrevocably determined to take in respect of such Disposition.

       (ii) If the Company determines to pay a dividend pursuant to Section 4(C)(i)(1)(a) or Section 4(F)(i)(1)(a), the Company shall, not later than the 40th Trading Day following the Disposition Date, cause notice to be given to each holder of shares of the class of Common Stock related to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth:

         (1) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the tenth Trading Day and not later than the 20th Trading Day following the date of such notice;

         (2) the anticipated payment date of such dividend (which shall not be more than 95 Trading Days following the Disposition Date);

         (3) the type of property to be paid as such dividend in respect of the outstanding shares of such class of Common Stock;

         (4) the Net Proceeds of such Disposition;

         (5) if applicable for the Group subject to such Disposition, the Outstanding Interest Fraction for the class of Common Stock related to such Group on the date of such notice;

         (6) the number of outstanding shares of such class of Common Stock and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof; and

         (7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive such dividend if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence.

       (iii) If the Company determines to undertake a repurchase pursuant to
  Section 4(C)(i)(1)(b)(I) or Section 4(F)(i)(1)(b)(I), the Company shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Repurchase Date, cause notice to be given to each holder of shares of the class of Common Stock related to the Group subject to such Disposition and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth:

         (1) a statement that all outstanding shares of such class of Common Stock shall be repurchased;

         (2) the Repurchase Date (which shall not be more than 95 Trading Days following the Disposition Date);

         (3) the type of property in which the repurchase price for the shares to be repurchased is to be paid;

         (4) the Net Proceeds of such Disposition;

         (5) if applicable for the Group subject to such Disposition, the Outstanding Interest Fraction for the class of Common Stock related to such Group on the date of such notice;

         (6) the place or places where certificates for such shares, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of cash and/or securities or other property;

         (7) a statement to the effect that, subject to Section 4(H)(x), dividends on shares of such class of Common Stock shall cease to be paid as of such Repurchase Date;

         (8) the number of outstanding shares of such class of Common Stock and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof; and

         (9) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to participate in such repurchase if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Repurchase Date referred to in clause (2) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, Section 4(G) if such holder thereafter converts, exchanges or exercises such Convertible Securities.

       (iv) If the Company determines to undertake a repurchase pursuant to
  Section 4(C)(i)(1)(b)(II) or Section 4(F)(i)(1)(b)(II), the Company shall, not later than the 40th Trading Day following the Disposition Date referred to in such Section, cause notice to be given to each holder of shares of the class of Common Stock related to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth:

         (1) a date not earlier than the tenth Trading Day and not later than the 20th Trading Day following the date of such notice on which shares of such class of Common Stock shall be selected for repurchase;

         (2) the anticipated Repurchase Date (which shall not be more than 95 Trading Days following the Disposition Date);

         (3) the type of property in which the repurchase price for the shares to be repurchased is to be paid;

         (4) the Net Proceeds of such Disposition;

         (5) if applicable for the Group subject to such Disposition, the Outstanding Interest Fraction for the class of Common Stock related to such Group on the date of such notice;

         (6) a statement that the Company will not be required to register a transfer of any shares of such class of Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (1) of this sentence.

         (7) the number of shares of such class of Common Stock outstanding and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof; and

         (8) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be eligible to participate in such selection for repurchase only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, Section 4(G) if such holder thereafter converts, exchanges or exercises such Convertible Securities.

   Promptly following the date referred to in clause (1) of the preceding sentence, the Company shall cause a notice to be given to each holder of shares of the class of Common Stock to be repurchased setting forth:

         (1) the number of shares of such class of Common Stock held by such holder to be repurchased;

         (2) a statement that such shares shall be repurchased;

         (3) the Repurchase Date (which shall not be more than 95 Trading Days following the Disposition Date);

         (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share to be repurchased, including details as to the calculation thereof;

         (5) the place or places where certificates for such shares, properly endorsed or assigned for transfer (unless the Company shall waive such requirement), are to be surrendered for delivery of such cash and/or securities or other property;

         (6) if applicable, a statement to the effect that the shares being repurchased may no longer be transferred on the transfer books of the Company after the Repurchase Date; and

         (7) a statement to the effect that, subject to Section 4(H)(x), dividends on such shares shall cease to be paid as of the Repurchase Date.

       (v) If the Company determines to convert Global Crossing Group Stock or GlobalCenter Group Stock into another class of Common Stock pursuant to
  Section 4(A), Section 4(C)(i)(2) or Section 4(C)(iii) (in the case of Global Crossing Group Stock), or Section 4(D), Section 4(F)(i)(2), Section 4(F)(iii) (in the case of GlobalCenter Group Stock), the Company shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Conversion Date, cause notice to be given to each holder of shares of the class of Common Stock to be so converted and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth:

         (1) a statement that all outstanding shares of such class of Common Stock shall be converted;

         (2) the Conversion Date (which, in the case of a conversion after a Disposition, shall not be more than 95 Trading Days following the Disposition Date);

         (3) the per share number of shares of the class of Common Stock to be received with respect to each share of such class of Common Stock, including details as to the calculation thereof;

         (4) the place or places where certificates for such shares, properly endorsed or assigned for transfer (unless the Company shall waive such requirement), are to be surrendered for delivery of certificates for shares of the class of Common Stock into which such shares are to be converted;

         (5) a statement to the effect that, subject to Section 4(H)(x), dividends on shares of such class of Common Stock shall cease to be paid as of such Conversion Date;

         (6) the number of outstanding shares of such class of Common Stock and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof; and

         (7) in the case of notice to holders of such Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive shares of such class of Common Stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to such Conversion Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, Section 4(G) if such holder thereafter converts, exchanges or exercises such Convertible Securities.

       (vi) If the Company determines to repurchase shares of Global Crossing Group Stock pursuant to Section 4(B) or GlobalCenter Group Stock pursuant to Section 4(E), the Company shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Repurchase Date, cause notice to be given to each holder of shares of such class of Common Stock to be repurchased and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth:

         (1) a statement that all shares of such class of Common Stock outstanding on the Repurchase Date shall be repurchased for shares of common stock of each Global Crossing Subsidiary or GlobalCenter Subsidiary, as applicable (and, if such repurchase is pursuant to Section 4(B)(iii)(1) or Section 4(B)(iv)(1) (in the case of a repurchase of Global Crossing Group Stock) or pursuant to Section 4(E)(iii)(1) or Section 4(E)(iv)(1) (in the case of a repurchase of GlobalCenter Group Stock), shares of the class of Common Stock specified in such Sections);

         (2) the Repurchase Date;

         (3) if applicable for the class of Common Stock subject to such repurchase, the Outstanding Interest Fraction for such class of Common Stock on the date of such notice;

         (4) the place or places where certificates for such shares, properly endorsed or assigned for transfer (unless the Company shall waive such requirement), are to be surrendered for delivery of certificates for the shares of common stock to be issued in exchange therefor;

         (5) a statement to the effect that, subject to Section 4(H)(x), dividends on shares of such class of Common Stock shall cease to be paid as of such Repurchase Date;

         (6) the number of outstanding shares of such class of Common Stock and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof; and

         (7) in the case of notice to holders of Convertible Securities, a statement to the effect that a holder of Convertible Securities shall be entitled to participate in such repurchase if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Repurchase Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, Section 4(G), if such holder thereafter converts, exchanges or exercises such Convertible Securities.

       (vii) Any notice required to be given each holder of shares of Common Stock or Convertible Securities pursuant to this Section 4(H) shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Company or the Company's transfer agent or registrar on the record date fixed for such notice. Neither the failure to mail any notice required by this Section 4(H) to any particular holder of Common Stock or of Convertible Securities nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of Common Stock or of Convertible Securities or the validity of any such repurchase or repurchase.

       (viii) If less than all of the outstanding shares of any class of Common Stock are to be repurchased pursuant to Section 4(C)(i)(1)(b)(II) or
  Section 4(F)(i)(1)(b)(II), the shares to be repurchased by the Company shall be selected from among the holders of shares of such class of Common Stock outstanding at the close of business on the record date for such repurchase on a pro rata basis among all such holders or by lot or by such other method as may be determined by the Board of Directors to be equitable.

       (ix) The Company shall not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of Common Stock upon any dividend or other distribution, repurchase or conversion pursuant to this Section 4. If more than one share of a class of Common Stock shall be held at the same time by the same holder, the Company may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any dividend or other distribution, repurchase or conversion (including any fractional shares). If there are fractional shares of any capital stock or of any other securities remaining to be issued or distributed to the holders of any class of Common Stock, the Company shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the Fair Value thereof (without interest).

       (x) No adjustments in respect of dividends shall be made upon the repurchase or conversion of shares of any class of Common Stock; provided, however, that if the Repurchase Date or Conversion Date, as the case may be, with respect to shares of any class of Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of such class of Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent repurchase or conversion of such shares.

       (xi) Before any holder of shares of any class of Common Stock shall be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with respect to such class of Common Stock pursuant to this Section 4, such holder shall surrender (at such place as the Company shall specify) certificates for shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Company shall waive such requirement). The Company shall as soon as practicable after receipt of certificates representing such shares of Common Stock deliver to the person for whose account such shares of Common Stock were so surrendered, or to such person's nominee or nominees, the cash and/or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by Section 4(H)(ix), in each case without interest. If less than all of the shares of any class of Common Stock represented by any one certificate are to be repurchased, the Company shall issue and deliver a new certificate for the shares of such class of Common Stock not repurchased.

       (xii) From and after any applicable Repurchase Date or Conversion Date, as the case may be, all rights of a holder of shares of any class of Common Stock that were repurchased or converted shall cease except for the right, upon surrender of the certificates representing such shares of Common Stock as required by Section 4(H)(xi), to receive the certificates representing shares of the kind and amount of capital stock and/or other securities or property for which such shares were repurchased or converted, together with any payment in respect of fractional shares contemplated by
  Section 4(H)(ix) and rights to dividends as provided in Section 4(H)(x), in each case without interest. No holder of a certificate that immediately prior to the applicable Repurchase Date or Conversion Date represented shares of any class of Common Stock shall be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock or other security or instrument for which such class of Common Stock was repurchased or converted until the surrender as required by this Section 4 of such certificate for a certificate or certificates or instrument or instruments representing such capital stock or other security. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable on any class or series of capital stock of the Company as of a record date after the Repurchase Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Repurchase Date or Conversion Date, the Company shall, however, be entitled to treat the certificates for a class of Common Stock that have not yet been surrendered for conversion as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock of the Company for which the shares of such class of Common Stock represented by such certificates shall have been converted, notwithstanding the failure to surrender such certificates.

       (xiii) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon repurchase or conversion of shares of any class of Common Stock pursuant to this Section 4. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of such class of Common Stock so repurchased or converted were registered, and no such issuance or delivery shall be made unless the person requesting such issuance or delivery has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

       (xiv) The Board of Directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this
  Section 4 as the Board of Directors shall determine to be appropriate.

     Section 5. Inter-Group Interest and Related Transfers Between and Among Groups.

     (A) Changes in Inter-Group Interest. The Number of Shares Issuable with Respect to the Inter-Group Interest in any Group held by any other Group shall from time to time be:

       (i) adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the class of Common Stock related to the Group in which such Inter-Group Interest is held or any share dividend of shares of such class of Common Stock to holders of shares of such class of Common Stock or any reclassification of such class of Common Stock; provided that no such adjustment shall be made to the extent any such share dividend is paid to the holders of the class of Common Stock related to the Group holding such Inter-Group Interest as permitted by Section 1(C);

       (ii) decreased (but to not less than zero), if before such adjustment such number is greater than zero, by action of the Board of Directors by:

         (1) the number of shares of the class of Common Stock related to the Group in which such Inter-Group Interest is held issued or sold by the Company that, immediately prior to such issuance or sale, were included in the Number of Shares Issuable with Respect to the Inter-Group Interest in such Group;

         (2) the number of shares of such class of Common Stock issued upon conversion, exchange or exercise of Convertible Securities that, immediately prior to the issuance or sale of such Convertible
    Securities, were included in the Number of Shares Issuable with Respect to the Inter-Group Interest in such Group;

         (3) the number of shares of such class of Common Stock issued by the Company as a share dividend or in connection with any reclassification or exchange of shares, including by exchange offer, to holders of the class of Common Stock related to the Group holding such Inter-Group Interest;

         (4) the number of shares of such class of Common Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Company as a share dividend or in connection with any reclassification or exchange of shares, including by exchange offer, to holders of the class of Common Stock related to the Group holding such Inter-Group Interest;

         (5) the number of shares of such class of Common Stock equal to the product of (x) a fraction, the numerator of which is the number of shares of such class of Common Stock repurchased or exchanged pursuant to Section 4(C)(i)(1)(b)(II) or Section 4(F)(i)(1)(b)(II) (or any similar provision in the Certificate of Designations creating any class of Additional Group Stock) and the denominator of which is the number of shares of such class of Common Stock outstanding and (y) the Number of Shares Issuable with Respect to the Inter-Group Interest in such Group, in each case on the record date for determining such shares selected for such repurchase; and

         (6) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (x) the aggregate Fair Value as of the date of (I) contribution of properties or assets (including cash) transferred from the Group in which such Inter-Group Interest is held to the Group holding such Inter-Group Interest or (II) transfer of liabilities from the Group holding such Inter-Group Interest to the Group in which such Inter-Group Interest is held, in consideration of a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest in the Group in which such Inter-Group Interest is held divided by (y) the average Market Value of one share of the class of Common Stock related to the Group in which such Inter-Group Interest is held during the period of 30 consecutive Trading Days ending on the date of such contribution or transfer;

       (iii) increased by action of the Board of Directors by:

         (1) the number of outstanding shares of the class of Common Stock related to the Group in which such Inter-Group Interest is held repurchased by the Company for consideration that is attributed as provided by the definitions of the Global Crossing Group and the GlobalCenter Group (or any similar provision in the Certificate of Designations creating any class of Additional Group Stock) to the Group holding such Inter-Group Interest;

         (2) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (x) the aggregate Fair Value as of the date of (I) contribution of properties or assets (including cash) transferred from the Group holding such Inter-Group Interest to the Group in which such Inter-Group Interest is held or (II) transfer of liabilities from the Group in which such Inter-Group Interest is held to the Group holding such Inter-Group Interest, in consideration of an increase in the Number of Shares Issuable with Respect to the Inter-Group Interest in the Group in which such Inter-Group Interest is held, divided by (y) the average Market Value of one share of the class of Common Stock related to the Group in which such Inter-Group Interest is held during the period of 30 consecutive Trading Days ending on the date of such contribution or transfer; and

         (3) the number of shares of such class of Common Stock into or for which Convertible Securities are deemed converted, exchanged or exercised pursuant to Section 5(C) (or any such similar provision); and

       (iv) increased or decreased under such other circumstances as the Board of Directors determines appropriate to reflect the economic substance of any other event or circumstance; provided that, in each case, the adjustment shall be made in a manner that is fair and equitable to holders of Common Stock and intended to reflect the relative economic ownership of one or more Groups in any other Group.

     (B) Transfers Upon Certain Distributions. (i) From and after the payment date of any distribution with respect to shares of any class of Common Stock, each Group holding an Inter-Group Interest in the Group in respect of which such class of Common Stock has been issued shall be attributed an amount of assets or properties, previously attributed to the Group in which such Inter-Group Interest is held, of the same kind as were paid in such distribution as have a Fair Value on the record date for such distribution equal to the product of:

         (1) the Fair Value on such record date of the aggregate distribution to holders of shares of such class of Common Stock; and

         (2) a fraction, the numerator of which is equal to the Number of Shares Issuable with Respect to the Inter-Group Interest in such Group held by the Group holding such Inter-Group Interest and the denominator of which is equal to the number of outstanding shares of the class of Common Stock related to such Group in which such Inter-Group Interest is held, in each case, in effect on the record date for such distribution;

   provided that no such attribution shall be made in connection with the following transactions:

         (w) a repurchase pursuant to any provision similar to Section 4(C)(i)(1)(b)(II) or 4(F)(i)(1)(b)(II) (or any similar provision contained in the Certificate of Designations creating any class of Additional Group Stock), with respect to each of which an adjustment shall be made as provided in Section 5(B)(ii)(5);

         (x) a repurchase or conversion of such class pursuant to any provision similar to Section 4(A), Section 4(B), Section 4(C)(i)(1)(b)(I), Section 4(C)(i)(2), Section 4(C)(iii), Section 4(D),
    Section 4(E), Section 4(F)(i)(1)(b)(I), Section 4(F)(i)(2) or Section 4(F)(iii) (or any such similar provision contained in the Certificate of Designations creating any class of Additional Group Stock);

         (y) any other distribution payable on shares of such class of Common Stock to the extent that a distribution permitted by Section 1(C) is paid on shares of the class of Common Stock related to the Group holding such Inter-Group Interest; and

         (z) a distribution payable in securities of the Company attributed to any Group in which an Inter-Group Interest is held for which provision shall be made as provided in Section 5(B)(ii).

       (ii) If the Company shall pay a distribution payable in securities of the Company that are attributed to any Group in which an Inter-Group Interest is held, each Group holding any such Inter-Group Interest shall be attributed an interest in the Group in which such Inter-Group Interest is held equivalent to the number or amount of such securities that is equal to the product of:

         (x) the number or amount of securities so distributed to holders of shares of the class of Common Stock related to the Group in which such Inter-Group Interest is held; and

         (y) a fraction, the numerator of which is equal to the Number of Shares Issuable with Respect to the Inter-Group Interest in such Group held by the Group holding such Inter-Group Interest and the denominator of which is equal to the number of outstanding shares of the class of Common Stock related to such Group in which such Inter-Group Interest is held, in each case, in effect on the record date for such dividend or other distribution and, to the extent interest is or dividends are paid on the securities so distributed, each Group holding any such Inter-Group Interest shall include a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of such securities so deemed to be held by such Group holding such Inter-Group Interest if such securities were outstanding; provided that no such attribution shall be made in connection with the following transactions:

         (x) a repurchase pursuant to Section 4(C)(i)(1)(b)(II) or Section 4(F)(i)(1)(b)(II) (or any similar provision contained in the Certificate of Designations creating any class of Additional Group Stock), with respect to each of which an adjustment shall be made as provided in Section 5(B)(ii)(5);

         (y) a repurchase or conversion of such class pursuant to any provision similar to Section 4(A), Section 4(B), Section 4(C)(i)(1)(b)(I), Section 4(C)(i)(2), Section 4(C)(iii), Section 4(D),
    Section 4(E), Section 4(F)(i)(1)(b)(I), Section 4(F)(i)(2) or Section 4(F)(iii) (or any such similar provision contained in the Certificate of Designations creating any class of Additional Group Stock); and

         (z) any other distribution payable on shares of such class of Common Stock to the extent that a distribution permitted by Section 1(C) is paid on shares of the class of Common Stock related to the Group the class of Common Stock related to the Group holding such Inter-Group Interest.

     (C) Deemed Conversion of Certain Convertible Securities. The Company may (in addition to making an adjustment pursuant to Section 5(B)(ii)), to the extent Convertible Securities are paid as a dividend or other distribution to the holders of any class of Common Stock and at the time are convertible into or exchangeable or exercisable for shares of such class, treat such Convertible Securities as are so deemed to be held by any Group holding an Inter-Group Interest in the Group in respect of which such class of Common Stock has been issued to be deemed to be converted, exchanged or exercised, and shall do so to the extent such Convertible Securities are mandatorily converted, exchanged or exercised (and to the extent the terms of such Convertible Securities require payment of consideration for such conversion, exchange or exercise, each Group holding such an Inter-Group Interest shall then no longer include an amount of the kind of properties or assets required to be paid as such consideration for the amount of Convertible Securities deemed converted, exchanged or exercised (and such Group in respect of which such class of Common Stock is issued shall be attributed such properties or assets)), in which case, from and after such time, the securities into or for which such Convertible Securities so deemed to be held by each Group holding such an Inter-Group Interest were so considered converted, exchanged or exercised shall be deemed held by such Group and such Convertible Securities shall no longer be deemed to be held by such Group holding such Inter-Group Interest. A statement setting forth the election to effectuate any such deemed conversion, exchange or exercise of Convertible Securities so deemed to be held by such Group and the properties or assets, if any, to be attributed to any other Group in consideration of such conversion, exchange or exercise, if any, shall be filed in the records of the actions of the Board of Directors and, upon such filing, such deemed conversion, exchange or exercise shall be effectuated.

     (D) Permitted Inter-Group Interests. Any Group may hold an Inter-Group Interest in any other Group, unless with respect to any Additional Group the Certificate of Designations creating the class of Additional Group Stock related to such Group provides otherwise; provided that no Group may hold a direct Inter-Group Interest in any other Group if, immediately after the creation of such Inter-Group Interest, such two Groups would hold Inter-Group Interests in each other.

     Section 6. Application of Common Stock Terms.

     (A) Certain Determinations by the Board of Directors. The Board of Directors shall make such determinations with respect to (a) the businesses, assets, properties and liabilities to be attributed to the Global Crossing Group and the GlobalCenter Group and, to the extent applicable, any Additional Group, (b) the application of the provisions of the Bye-laws of the Company (including all schedules attached thereto) to transactions to be engaged in by the Company and (c) the voting powers, preferences, designations, rights, qualifications, limitations or restrictions rights of the holders of each class of Common Stock, as may be or become necessary or appropriate to the exercise of such voting powers, preferences, designations, rights, qualifications, limitations or restrictions, including, without limiting the foregoing, the determinations referred to in this Section 6. A record of any such determination shall be filed with the records of the actions of the Board of Directors.

       (i) Upon any acquisition by the Company or its subsidiaries of any businesses, assets or properties, or any assumption of liabilities, outside of the ordinary course of business of any Group, the Board of Directors shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of the Global Crossing Group, the GlobalCenter Group or any Additional Group or any combination thereof and, accordingly, shall be attributed to such Group or Groups, in accordance with the definitions of the Global Crossing Group and the GlobalCenter Group in Section 7 (or any other similar provision in the Certificate of Designations creating any class of Additional Group Stock), as the case may be.

       (ii) Upon any issuance of shares of any class of Common Stock at a time when the Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest in the Group related to such series is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of such series so issued shall reduce such Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest (and, if more than one other Group then holds an Inter-Group Interest that comprises such Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest in such Group, the allocation of such reduction among such Groups).

       (iii) Upon any issuance by the Company or any subsidiary thereof of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of any class of Common Stock, if at the time such Convertible Securities are issued the Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest in the Group related to such class is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether, upon conversion, exchange or exercise thereof, the issuance of shares of such class of Common Stock pursuant thereto shall, in whole or in part, reduce such Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest (and, if more than one Group then holds an Inter-Group Interest that comprises such Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest in such Group, the allocation of such reduction among such Groups).

       (iv) Upon any issuance of any shares of preferred stock of any series, the Board of Directors shall attribute, based on the use of proceeds of such issuance of shares of preferred stock in the business of one or more Groups and any other relevant factors, the shares so issued entirely to the Global Crossing Group, entirely to the GlobalCenter Group or entirely to any Additional Group, or partly to any combination of the Groups, in such proportion as the Board of Directors shall determine.

       (v) Upon any repurchase or repurchase by the Company or any subsidiary thereof of shares of preferred stock of any class or series or of other securities or debt obligations of the Company, the Board of Directors shall determine, based on the property used to repurchase or purchase such shares, other securities or debt obligations, which, if any, of such shares, other securities or debt obligations repurchased or repurchased shall be attributed to the Global Crossing Group, to the GlobalCenter Group or to any Additional Group, or any combination thereof, and, accordingly, how many of the shares of such series of the preferred stock or of such other securities, or how much of such debt obligations, that remain outstanding, if any, are thereafter attributed to each Group.

       (vi) Upon any transfer of assets or liabilities attributed to any Group to any other Group, the consideration therefor to be attributed to the transferring Group in exchange therefor, including, without limitation, cash, securities or other property of such other Group or, if permitted by
  Section 5(D), a decrease or an increase in the Number of Shares of Shares Issuable with Respect to the Inter-Group Interest in such other Group, as described in Section 5(A)(ii)(6) or Section 5(A)(iii)(2).

       (vii) In connection with the creation of any Additional Group and the issuance of Additional Group Stock in respect thereof, the Board of Directors shall determine whether any businesses, assets, properties and/or liabilities that are, prior to the creation of such Additional Group, attributed to one or more other Groups shall be contributed to such Additional Group for the attribution of such consideration as the Board of Directors shall determine, including, without limitation, cash, securities of such Additional Group or a Number of Shares issuable with Respect to the Inter-Group Interest in such Additional Group.

     (B) Certain Determinations Not Required. Notwithstanding the foregoing provisions of this Section 6 or any other provision contained in a Certificate of Designations related to any other class of Common Stock, at any time when there are not outstanding more than one class of Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for more than one class of Common Stock), the Company need not:

         (i) attribute any of the businesses, assets, properties or liabilities of the Company or any of its subsidiaries to the Global Crossing Group, the GlobalCenter Group or any Additional Group; or

         (ii) make any determination required in connection therewith, nor shall the Board of Directors be required to make any of the determinations otherwise required by this Certificate of Designations or any other Certificate of Designations related to another class of Common Stock, and in such circumstances the holders of the shares of Global Crossing Group Stock, GlobalCenter Group Stock and any Additional Group Stock outstanding, as the case may be, shall (unless otherwise specifically provided by this Certificate of Designations or any other Certificate of Designations related to another class of Common Stock) be entitled to all the voting powers, preferences, designations, rights, qualifications, limitations or restrictions of common stock.

     (C) Board Determinations Binding. Any determinations made in good faith by the Board of Directors of the Company under any provision of this Section 6 or otherwise in furtherance of the application of these resolutions shall be final and binding on all shareholders.

     Section 7. Certain Definitions and Rules of Interpretation.

     As used in this Article, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. For purposes of this Certificate of Designations, the Global Crossing Group Stock, when issued, shall be considered issued in respect of the Global Crossing Group and the GlobalCenter Group Stock, when issued, shall be considered issued in respect of the GlobalCenter Group. As used in this Section 7, a "contribution" or "transfer" of businesses, assets, properties or liabilities from one Group to another shall refer to the reattribution of such businesses, assets, properties or liabilities from the contributing or transferring Group to the other Group and correlative phrases shall have correlative meanings.

     "Additional Group" shall mean, as of any date, all businesses, assets, properties and liabilities of the Company, whether at any time prior thereto part of one or more other Groups or acquired or assumed by the Company, that have been designated by the Board of Directors to comprise an additional business group of the Company in respect of which the Company shall have created and issued a class of Additional Group Stock pursuant to a Certificate of Designations adopted by the Board of Directors or by the shareholders of the Company in accordance with applicable law, and having terms that do not conflict with any of the voting powers, preferences, designations, rights, qualifications, limitations or restrictions contained in this Certificate of Designations. Additional Group Stock may be convertible into any other class of Common Stock on such terms as shall be determined by the Board of Directors.

     "Additional Group Stock" shall mean one or more additional classes of Common Stock of the Company issued from time to time in respect of any Additional Group, as provided in a Certificate of Designations adopted by the Board of Directors or by the shareholders of the Company in accordance with applicable law.

     "Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest" shall mean, with respect to any Group at any date, the sum of each of the Number of Shares Issuable with Respect to the Inter-Group Interest in such Group held by all other Groups at such date.

     "Available Distribution Amount" shall mean, as the context requires, a reference to the Global Crossing Group Available Distribution Amount, GlobalCenter Group Available Distribution Amount or, if applicable, the available distribution amount (or comparable definition) with respect to any Additional Group Stock.

     "Board of Directors" shall mean the board of directors of the Company or a duly authorized committee thereof.

     "Common Stock" shall mean the collective reference to Global Crossing Group Stock, GlobalCenter Group Stock and, if applicable, any Additional Group Stock, and any of which may sometimes be called a class of Common Stock.

     "Conversion Date" shall mean the date fixed by the Board of Directors as the effective date for the conversion of shares of Global Crossing Group Stock into shares of GlobalCenter Group Stock or, if so determined by the Board of Directors, Additional Group Stock, as the case may be, or shares of GlobalCenter Group Stock into shares of Global Crossing Group Stock or, if so determined by the Board of Directors, Additional Group Stock, as the case may be, as shall be set forth in the notice to holders of shares of the class of Common Stock subject to conversion and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock required pursuant to
Section 4(H)(v).

     "Convertible Securities" shall mean, at any time, any securities of the Company or of any subsidiary thereof (other than shares of Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of any class of Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events, but in respect of antidilution provisions of such securities only upon the effectiveness thereof.

     "Disposition" shall mean a sale, transfer, assignment or other disposition (whether by merger, share exchange, sale or contribution of assets or stock or otherwise) of businesses, assets, properties or liabilities (including stock, other securities and goodwill).

     "Disposition Date" shall have the meaning specified in Section 4(C)(1) or
Section 4(F)(1), as applicable.

     "Excluded Transaction" shall mean, with respect to the Global Crossing Group or the GlobalCenter Group, as applicable:

       (i) the Disposition by the Company of all or substantially all of its businesses, properties and assets in one transaction or a series of related transactions in connection with the dissolution of the Company and the distribution of assets to shareholders as referred to in Section 3;

       (ii) the Disposition of the businesses, properties and assets of such Group as contemplated by Section 4(B) or 4(E) or otherwise to all holders of shares of the class of Common Stock related to such Group divided among such holders on a pro rata basis in accordance with the number of shares of such class of Common Stock outstanding and, to the extent that the Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest in such Group is greater than zero, to the Company or subsidiaries thereof, divided among such holders and the Company or subsidiaries thereof on a pro rata basis in accordance with the number of shares of such class of Common Stock outstanding and such Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest in the related Group;

       (iii) to any person or entity controlled (as determined by the Board of Directors) by the Company;

       (iv) in connection with a Related Business Transaction in respect of such Group; or

       (v) a Disposition conditioned upon the affirmative vote of a majority of the votes cast by the holders of the class of Common Stock related to such Group, voting as a separate class.

  "Fair Value" shall mean:

       (i) in the case of equity securities or debt securities of a class or series that has previously been Publicly Traded for a period of at least
       , the Market Value thereof (if such Market Value, as so defined, can be determined);

       (ii) in the case of equity securities or debt securities of a class or series that has not previously been Publicly Traded for a period of at
  least       or the Market Value of which cannot be determined, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined in good faith by the Board of Directors;

       (iii) in the case of cash denominated in U.S. dollars, the face amount thereof and, in the case of cash denominated in other than U.S. dollars, the face amount thereof repurchased into U.S. dollars at the rate published in The Wall Street Journal on the date for the determination of Fair Value or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate; and

       (iv) in the case of property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board of Directors, which determination may be based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate.

   Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

     "Global Crossing Group" shall mean, as of any date:

       (i) the interest of the Company or any of its subsidiaries on such date in all of the businesses, assets, properties and liabilities of the Company or any of its subsidiaries (and any successor companies), other than any businesses, assets, properties and liabilities attributed to the GlobalCenter Group or any other Group in accordance with this Certificate of Designations or any other Certificate of Designations related to another class of Common Stock;

       (ii) all businesses, assets, properties and liabilities transferred to the Global Crossing Group from the GlobalCenter Group or any other Group (other than in a transaction pursuant to clause (iv) below) pursuant to transactions in the ordinary course of business of the Global Crossing Group and the GlobalCenter Group or such other Group or otherwise as the Board of Directors may have directed;

       (iii) a proportionate undivided interest in each and every business, asset, property and liability attributed to the GlobalCenter Group or any other Group equal to the Inter-Group Interest in the GlobalCenter Group or such other Group, in each case held by the Global Crossing Group as of such date;

       (iv) all businesses, assets, properties and liabilities transferred to the Global Crossing Group from the GlobalCenter Group or any other Group in connection with an increase in the Inter-Group Interest in the Global Crossing Group held by the GlobalCenter Group or such other Group;

       (v) all businesses, assets, properties and liabilities transferred to the Global Crossing Group from the GlobalCenter Group or any other Group in connection with a decrease in the Inter-Group Interest in the GlobalCenter Group or such other Group, in each case held by the Global Crossing Group;

       (vi) the interest of the Company or any of its subsidiaries in any business, asset or property acquired and any liabilities assumed by the Company or any of its subsidiaries and attributed to the Global Crossing Group, as determined by the Board of Directors as contemplated by Section 6(A);

       (vii) any assets or properties, including securities, attributed to the Global Crossing Group pursuant to Section 5(B) or Section 5(C); and

       (viii) all net income and net losses arising in respect of the foregoing and proceeds of the Disposition thereof;

   provided that from and after any permitted transfer of any businesses, assets, properties or liabilities from the Global Crossing Group to one or more other Groups, the Global Crossing Group shall no longer include such businesses, assets, properties or liabilities so contributed or transferred (other than as reflected, to the extent applicable, in respect of such a transfer by the Inter-Group Interest in such other Group or Groups held by the Global Crossing Group); and provided further that, subject to Section 6(B), in the event that shares of Global

   Crossing Group Stock are converted into shares of another class of Common Stock pursuant to Section 4(A), Section 4(B)(i)(2) or Section 4(B)(iii), the businesses, assets, properties and liabilities attributed to the Global Crossing Group immediately prior to the Conversion Date shall become businesses, assets, properties and liabilities attributed to the Group related to the class of Common Stock into which Global Crossing Group Stock is converted on the Conversion Date.

     "Global Crossing Group Available Distribution Amount" shall mean, on any date, the product of:

       (i) the Outstanding Interest Fraction with respect to Global Crossing Group Stock; and

       (ii) the lesser of:

         (x) any amount in excess of the minimum amount necessary to pay debts attributed to the Global Crossing Group as they become due in the usual course of business; and

         (y) the realisable value of the assets attributed to the Global Crossing Group less the sum of the total liabilities attributed to the Global Crossing Group together with the amount of the issued share capital and share premium account attributable to the Global Crossing Group.

   Notwithstanding the foregoing, and consistent with Section 6(B), at any time when there are not outstanding both:

       (i) one or more shares of Global Crossing Group Stock or Convertible Securities convertible into or exchangeable or exercisable for Global Crossing Group Stock; and

       (ii) one or more shares of GlobalCenter Group Stock or Additional Group Stock or Convertible Securities convertible into or exchangeable or exercisable for GlobalCenter Group Stock or Additional Group Stock,

   the "Available Distribution Amount," on any calculation date during such time period, with respect to the Global Crossing Group Stock, the GlobalCenter Group Stock or Additional Group Stock, as the case may be (depending on which of such class of Common Stock or Convertible Securities convertible into or exchangeable or exercisable for such class of Common Stock is outstanding), shall mean the amount available for the payment of dividends on such Common Stock in accordance with law.

     "GlobalCenter Group" shall mean, as of any date:

       (i) all businesses, assets, properties and liabilities of GlobalCenter Inc. and its subsidiaries and any assets of the foregoing as of the Initial Issuance Date (the "GlobalCenter Group Companies");

       (ii) all businesses, assets, properties and liabilities of the Company and its subsidiaries attributed by the Board of Directors to the GlobalCenter Group, whether or not such businesses, assets, properties or liabilities are or were also businesses, assets, properties and liabilities of any of the GlobalCenter Group Companies;

       (iii) all businesses, assets, properties and liabilities transferred to the GlobalCenter Group from the Global Crossing Group or any other Group (other than in a transaction pursuant to clause (v) below) pursuant to transactions in the ordinary course of business of the GlobalCenter Group and the Global Crossing Group or such other Group or otherwise as the Board of Directors may have directed;

       (iv) a proportionate undivided interest in each and every business, asset, property and liability attributed to the Global Crossing Group or any other Group equal to the Inter-Group Interest in the Global Crossing Group or such other Group, in each case held by the GlobalCenter Group as of such date;

       (v) all businesses, assets, properties and liabilities transferred to the GlobalCenter Group from the Global Crossing Group or any other Group in connection with an increase in the Inter-Group Interest in the GlobalCenter Group held by the Global Crossing Group or such other Group;

       (vi) all businesses, assets, properties and liabilities transferred to the GlobalCenter Group from the Global Crossing Group or any other Group in connection with a decrease in the Inter-Group Interest in the Global Crossing Group or such other Group, in each case held by the GlobalCenter Group;

       (vii) the interest of the Company or any of its subsidiaries in any business, asset or property acquired and any liabilities assumed by the Company or any of its subsidiaries and attributed to the GlobalCenter Group, as determined by the Board of Directors as contemplated by Section 6(A);

       (viii) any assets, or properties, including securities, attributed to the GlobalCenter Group pursuant to Section 5(B) or Section 5(C); and

       (ix) all net income and net losses arising in respect of the foregoing and proceeds of the Disposition thereof;

   provided that from and after any permitted transfer of any businesses, assets, properties or liabilities from the GlobalCenter Group to one or more other Groups, the GlobalCenter Group shall no longer include such businesses, assets, properties or liabilities so contributed or transferred (other than as reflected, to the extent applicable, in respect of such a transfer by the Inter-Group Interest in such other Group or Groups held by the GlobalCenter Group); and provided further, subject to Section 6(B), that in the event the shares of GlobalCenter Group Stock are converted into shares of another class of Common Stock pursuant to Section 4(D), Section 4(E)(i)(2) or Section 4(E)(iii), the businesses, assets, properties and liabilities attributed to the GlobalCenter Group immediately prior to the Conversion Date shall become businesses, assets, properties and liabilities attributed to the Group related to the class of Common Stock into which GlobalCenter Group Stock is converted on the Conversion Date.

     "GlobalCenter Group Available Distribution Amount" shall mean, on any date the product of:

       (i) the Outstanding Interest Fraction with respect to GlobalCenter Group Stock; and

       (ii) the lesser of:

         (x) any amount in excess of the minimum amount necessary to pay debts attributed to the GlobalCenter Group as they become due in the usual course of business; and

         (y) the realisable value of the assets attributed to the GlobalCenter Group less the sum of the total liabilities attributed to the GlobalCenter Group together with the amount of the issued share capital and share premium account attributable to the GlobalCenter Group.

   Notwithstanding the foregoing, and consistent with Section 6(B), at any time when there are not outstanding both:

       (i) one or more shares of GlobalCenter Group Stock or Convertible Securities convertible into or exchangeable or exercisable for GlobalCenter Group Stock; and

       (ii) one or more shares of Global Crossing Group Stock or Additional Group Stock or Convertible Securities convertible into or exchangeable or exercisable for Global Crossing Group Stock or Additional Group Stock,

   the "Available Distribution Amount," on any calculation date during such time period, with respect to the GlobalCenter Group Stock, the Global Crossing Group Stock or Additional Group Stock, as the case may be

(depending on which of such class of Common Stock or Convertible Securities convertible into or exchangeable or exercisable for such class of Common Stock is outstanding), shall mean the amount available for the payment of dividends on such Common Stock in accordance with law.

     "Group" shall mean, as of any date, the Global Crossing Group, the GlobalCenter Group or, if applicable, any Additional Group, as the case may be.

     "Initial Issuance Date" shall mean the date of first issuance of GlobalCenter Group Stock.

     "Inter-Group Interest" shall mean, as of any date with respect to any Group, the Number of Shares Issuable with Respect to the Inter-Group Interest in any other Group that are permitted to be held or held, as applicable, as of such date by such first Group.

     "Market Capitalization" shall mean, with respect to any class or series of capital stock on any date, the product of:

       (i) the Market Value of one share of such class or series of capital stock on such date; and

       (ii) the number of shares of such class or series of capital stock outstanding on such date.

     "Market Value" shall mean, with respect to a share of any class or series of capital stock of the Company on any day,

       (i) the average of the high and low reported sales prices regular way of a share of such class or series on such Trading Day; or

       (ii) in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange Composite Tape; or

       (iii) if the shares of such class or series are not listed or admitted to trading on such Exchange on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading; or

       (iv) if not listed or admitted to trading on any national securities exchange on such Trading Day, on the NASDAQ National Market; or

       (v) if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on NASDAQ National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day, as furnished by any New York Stock Exchange member firm selected from time to time by the Company; or

       (vi) if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the Fair Value of a share of such class or series as set forth in clause (ii) of the definition of Fair Value;

   provided that, for purposes of determining the Market Value of a share of any class or series of capital stock for any period:

       (x) the "Market Value" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (y)(2) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution; and

       (y) the "Market Value" of any share of capital stock on any day prior to:

         (1) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period; or

         (2) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock;

     shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

     "Net Proceeds" shall mean, as of any date with respect to any Disposition of any of the businesses, assets, properties and liabilities attributed to either the Global Crossing Group or the GlobalCenter Group, an amount, if any, equal to what remains of the gross proceeds of such Disposition after payment of, or reasonable provision is made as determined by the Board of Directors for:

       (i) any taxes the Company estimates will be payable by the Company (or which the Company estimates would have been payable but for the utilization of tax benefits attributable to any other Group) in respect of such Disposition or in respect of any resulting dividend or repurchase pursuant to Section 4(C)(i)(1)(a), 4(C)(i)(1)(b), Section 4(F)(i)(1)(a) or
  4(F)(i)(1)(b);

       (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses; and

       (iii) any liabilities (contingent or otherwise) of or attributed to such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Company incurred in connection with the Disposition or otherwise, and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the preferred stock attributed to such Group.

   For purposes of this definition, any businesses, properties and assets attributed to the Group subject to such Disposition that remain after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as the Board of Directors determines can be expected to be supported by such businesses, properties and assets.

     "Number of Shares Issuable with Respect to the Inter-Group Interest" in any Group held by any other Group shall be the number of shares of the class of Common Stock related to the Group in which the Inter-Group Interest is held that are deemed to be held from time to time by such other Group. The Number of Shares Issuable with Respect to the Inter-Group Interest shall initially be:

       (i) with respect to the Global Crossing Group Stock, zero;

       (ii) with respect to the GlobalCenter Group Stock, . , all of which shall be deemed held by the Global Crossing Group; and

       (ii) with respect to any Additional Group Stock, as set forth in or pursuant to the Certificate of Designations creating such class of Additional Group Stock,

   in each case as adjusted, increased or decreased from time to time pursuant to:

         (x) with respect to Global Crossing Group Stock and the GlobalCenter Group Stock, Section 5; and

         (y) with respect to any Additional Group with respect to the Number of Shares Issuable with Respect to the Inter-Group Interest in the Global Crossing Group or the GlobalCenter Group held by such Additional Group, and the Number of Shares Issuable with Respect to the Inter-Group Interest in such Additional Group held by the Global Crossing Group or the GlobalCenter Group, Section 5 and the Certificate of Designations creating such class of Additional Group Stock.

     "Outstanding Interest Fraction" shall mean, as of any date with respect to Global Crossing Group Stock, GlobalCenter Group Stock or any Additional Group Stock, as the case may be, the fraction (which may simplify to 1/1), the numerator of which shall be the number of outstanding shares of such class of Common Stock on such date and the denominator of which shall be the sum of the number of outstanding shares of such class of Common Stock on such date and the Aggregate Number of Shares Issuable with Respect to the Inter-Group Interest in the Group related to such class of Common Stock on such date. A statement setting forth the Outstanding Interest Fraction for any class of Common Stock as of the record date for the payment of any dividend or distribution on any class of Common Stock and as of the end of each fiscal quarter of the Company shall be filed by the Secretary of the Company in the records of the actions of the Board of Directors not later than ten days after such date.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

     "Publicly Traded" shall mean, with respect to any security:

       (i) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law); and

       (ii) listed for trading on the New York Stock Exchange or the America Stock Exchange (or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), that is the successor to either such exchange) or quoted in the NASDAQ National Market (or any successor market system).

     "Related Business Transaction" shall mean any Disposition of all or substantially all of the businesses, assets, properties and liabilities attributed to the Global Crossing Group or the GlobalCenter Group, as the case may be, in a transaction or series of related transactions that result in the Company, one or more of its Subsidiaries or the holders of Common Stock receiving in consideration of such businesses, assets, properties and liabilities primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which:

       (i) acquires such assets or properties or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such assets or properties or controls such acquiror or successor; and

       (ii) the Board of Directors determines is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Group prior to such Disposition.

     "Repurchase Date" shall mean the date fixed by the Board of Directors as the effective date for a repurchase of shares of any class of Common Stock, as set forth in a notice to holders thereof required pursuant to Section 4(H)(iii), Section 4(H)(iv) or Section 4(H)(vi).

     "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or partnership 50% or more of whose outstanding voting securities or membership or partnership interests, as the case may be, are, directly or indirectly, owned by such Person.

     "Substantially all of the business, properties and assets" shall have the meaning specified in Section 4(C)(ii) or Section 4(F)(ii), as applicable.

     "Tax Event" shall mean receipt by the Company of an opinion of tax counsel to the effect that, as a result of (a) any amendment to, clarification of, or change or proposed change in, the laws, or interpretation or application of the laws, of Bermuda or the United States or any political subdivision or taxing authority thereof or therein (including, but not limited to, the enactment of any legislation, the publication of any judicial or regulatory decision, determination or pronouncement or any announced proposed change in law by an applicable legislative committee or the chair thereof (but not including a legislative proposal by an administration until acted upon by the applicable legislative committee or chair thereof)), regardless of whether such amendment, clarification, change or proposed change is issued to or in connection with a proceeding involving the Company, the Global Crossing Group or the GlobalCenter Group and whether or not subject to appeal, there is more than an insubstantial risk that (b):

       (i) any issuance of Global Crossing Group Stock or GlobalCenter Group Stock would be treated for tax purposes as a sale or other taxable disposition by the Company or any of its subsidiaries of any of the assets, operations or relevant subsidiaries to which the Global Crossing Group Stock or GlobalCenter Group Stock relates;

       (ii) the issuance or existence of Global Crossing Group Stock or GlobalCenter Group Stock would subject the Company, its subsidiaries or affiliates, or any of their respective successors or shareholders, to the imposition of tax or to other adverse tax consequences that, in the reasonable discretion and good faith of the Company, are more than de minimis; or

       (iii) either Global Crossing Group Stock or GlobalCenter Group Stock is not or, at any time in the future will not be, treated for tax purposes solely as common stock of the Company.

     For purposes of rendering such an opinion, tax counsel will assume that any such legislative or administrative proposals will be adopted or enacted as proposed. For the avoidance of doubt, a tax event does not include the occurrence of any of the events listed in (a) above, if, as a result of a "grandfathering" provision, such event results in not more than an insubstantial risk that the issuance or existence of either Global Crossing group stock or Global Center group stock would result in any of the consequences described in (b) above.

     "Trading Day" shall mean each weekday other than any day on which the relevant class of Common Stock of the Company is not traded on any national securities exchange or quoted on the NASDAQ National Market or otherwise in the over-the-counter market.

     Section 8. Headings. The headings of the paragraphs of this Schedule are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     Section 9. Bye-Laws. This Schedule shall be attached to the Bye-Laws of the Company but shall not form part of such Bye-Laws.

  IN WITNESS WHEREOF, the Company has caused this Certificate of Designations
to be duly signed on its behalf on this          day of        , 2000.

                                          GLOBAL CROSSING LTD., a company
                                          incorporated under the laws of
                                          Bermuda

                                          By:
                                             ----------------------------------
                                             Name: